Exhibit 99.1

News Release

Edgewise Therapeutics Reports Second Quarter 2026 Financial Results

– Announced positive top-line data from 12-week Phase 2 CIRRUS-HCM trial with EDG-7500 in obstructive and nonobstructive hypertrophic cardiomyopathy (HCM) –

– Completed sale of sevasemten and muscular dystrophy business to Servier for up to $2.65 billion in July 2026, strengthening the balance sheet, sharpening focus on the cardiovascular pipeline –

BOULDER, Colo., Aug. 6, 2026 — Edgewise Therapeutics, Inc. (Nasdaq: EWTX), a leading clinical-stage biopharmaceutical company focused on cardiovascular diseases, today reported financial results for the second quarter of 2026 and recent business highlights.

“In the second quarter, Edgewise entered into a deal to sell sevasemten and our muscular dystrophy business to Servier. Our post-deal close financial position enhances our ability to advance EDG-7500 and our cardiovascular-focused pipeline toward important clinical and regulatory milestones as an independent company,” said Kevin Koch, Ph.D., President and Chief Executive Officer of Edgewise Therapeutics. “With positive Phase 2 CIRRUS-HCM results for EDG-7500 and continued progress with EDG-15400, we are well positioned to advance a differentiated pipeline for patients with serious cardiovascular disease.”

Recent Highlights

Sevasemten and Muscular Dystrophy Program Sale

In July 2026, Edgewise completed the previously announced transaction under which Servier, an independent international pharmaceutical group governed by a foundation, acquired sevasemten and Edgewise’s muscular dystrophy business for $1.55 billion in upfront cash consideration and up to $1.1 billion in additional milestone payments, for aggregate potential consideration of up to $2.65 billion. Servier brings the global development, regulatory, and commercial capabilities required to fully realize sevasemten's potential for patients. The transaction strengthens Edgewise's balance sheet, enhances financial flexibility and sharpens the company's strategic focus on advancing its cardiovascular pipeline. This transaction marks Edgewise's transition to a cardiovascular-focused company, with a pipeline comprising EDG-7500 for hypertrophic cardiomyopathy, EDG-15400 for heart failure with preserved ejection fraction (HFpEF) and EDG-003 for an undisclosed target.

Cardiovascular Programs

CIRRUS-HCM Phase 2 trial in adults with symptomatic HCM: The company announced positive top-line results from the 12-week Phase 2 Part D CIRRUS-HCM open label trial of EDG-7500 in obstructive (oHCM) and nonobstructive (nHCM) HCM, which was designed to inform a Phase 3 trial. Results from the study are available in the company’s June 2026 press release, which can be found here. The company expects to initiate a Phase 3 trial in the fourth quarter of 2026. To learn more about CIRRUS-HCM, visit ClinicalTrials.gov, NCT06347159.

EDG-15400 and heart failure: EDG-15400 is a novel, oral, selective cardiac sarcomere modulator being developed for the treatment of heart failure. EDG-15400 has completed dosing in a Phase 1 randomized, double-blind, placebo-controlled, single and multiple ascending dose study in healthy adults evaluating safety, tolerability, pharmacokinetics and pharmacodynamics. The company expects to initiate a Phase 2 trial in participants with heart failure with preserved ejection fraction (HFpEF) in the second half of 2026. To learn more about this study, go to ClinicalTrials.gov (NCT07177066).

Second Quarter 2026 Financial Results

Cash, cash equivalents and marketable securities were approximately $460.7 million as of June 30, 2026. Our cash and cash equivalents at June 30, 2026 do not include the $1,550.0 million in upfront cash proceeds for the sale of sevasemten on July 10, 2026. Combining the actual balance at June 30, 2026 with the upfront cash proceeds of the sale provides for a pro forma balance of $2,010.7 million before taxes and transaction related costs.

Research and development (R&D) expenses were $47.5 million for the second quarter of 2026, compared to $33.6 million for the same period in 2025. The increase was primarily driven by increased clinical development activity related to EDG-7500, EDG-15400 and patient rollover activity in the MESA open-label extension study, as well as higher personnel-related costs to support the advancement of the Company's clinical-stage programs.

General and Administrative (G&A) expenses were $14.4 million for the second quarter of 2026, compared to $9.1 million for the same period in 2025. The increase was primarily due to higher personnel-related costs, including stock-based compensation, as the Company expanded its organizational capabilities to support clinical development, as well as increased professional fees and other administrative costs.

Net loss and net loss per share were $57.3 million or $0.53 per share for the second quarter of 2026, compared to $36.1 million or $0.34 per share for the same period in 2025.

About Edgewise Therapeutics

Edgewise Therapeutics is a leading biopharmaceutical company focused on novel, muscle-targeted therapeutics. Leveraging its expertise in muscle biology and small molecule drug development, Edgewise is advancing a cardiovascular pipeline targeting significant unmet needs, including hypertrophic cardiomyopathy, heart failure and other serious cardiovascular and cardiometabolic conditions. To learn more, go to edgewisetx.com or follow Edgewise on LinkedIn, X, Facebook and Instagram.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the potential of, and expectations regarding, Edgewise’s product candidates and programs, including EDG-7500, EDG-15400 and its cardiovascular programs; statements regarding Edgewise’s expectations relating to its clinical trials; statements regarding timing of Edgewise’s initiation of a Phase 3 trial of EDG-7500 in HCM and a Phase 2 trial of EDG-15400 in participants with HFpEF; statements regarding Edgewise’s ability to advance a differentiated pipeline for patients with serious cardiovascular disease; statements regarding the sale of sevasemten and muscular dystrophy business to Servier (Transaction), including potential payments which may become owing to Edgewise; and statements by Edgewise’s President and Chief Executive Officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon Edgewise’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with Edgewise’s limited operating history, its products being early in development and not having products approved for commercial sale; risks associated with Edgewise not having generated any revenue to date; Edgewise’s ability to achieve objectives relating to the discovery, development and commercialization of its product candidates, if approved; Edgewise’s potential need for substantial additional capital to finance its operations; Edgewise’s substantial dependence on the success of EDG-7500; Edgewise’s ability to develop and commercialize EDG-7500 and EDG-15400, and discover, develop and commercialize product candidates in its cardiovascular, cardiometabolic and future programs; risks related to Edgewise’s clinical trials of its product candidates not demonstrating safety and efficacy; risks related to Edgewise’s product candidates causing serious adverse events, toxicities or other undesirable side effects; the outcome of preclinical testing and early clinical trials not being predictive of the success of later clinical trials and the risks related to the results of Edgewise’s clinical trials not satisfying the requirements of regulatory authorities; delays or difficulties in the enrollment and/or maintenance of patients in clinical trials; risks related to failure to capitalize on other indications or product candidates; risks related to competition; risks relating to interim, top-line and preliminary data from Edgewise’s clinical trials changing as more patient data becomes available; risks related to failure to develop a proprietary drug discovery platform; risks related to production of drugs by Edgewise’s third-party manufacturers; risks related to changes in methods of product candidate manufacturing or formulation; risks related to not achieving adequate market acceptance; risks related to the regulatory approval processes of domestic and foreign authorities being lengthy, time consuming and inherently unpredictable; risks relating to disruptions at the FDA, the SEC and other government agencies; risks relating to Edgewise’s ability to attract and retain highly skilled executive officers and employees; Edgewise’s ability to obtain and maintain intellectual property protection for its product candidates; Edgewise’s reliance on third parties; risks related to future acquisitions or strategic partnerships; risks related to Edgewise’s future operations following the sale of sevasemten; risks relating to Edgewise not receiving milestone payments related to the Transaction; risks related to general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Edgewise files from time to time with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Edgewise assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference into this press release.

Edgewise Therapeutics, Inc.

Condensed Statement of Operations

(in thousands except share and per share amounts, unaudited)

	Three months ended
	June 30, 2026	June 30, 2025
Operating expenses:
Research and development	$47,548	$33,558
General and administrative	14,395	9,052
Total operating expenses	61,943	42,610
Loss from operations	(61,943)	(42,610)
Interest income	4,616	6,495
Net loss	$(57,327)	$(36,115)
Net loss per share - basic and diluted	$(0.53)	$(0.34)
Weighted-average shares outstanding, basic and diluted	107,669,774	104,940,493

Edgewise Therapeutics, Inc.

Condensed Balance Sheet Data

(in thousands, unaudited)

	June 30,	December 31,
	2026	2025
Assets
Cash, cash equivalents and marketable securities	$460,709	$530,109
Other assets	18,979	22,494
Total assets	$479,688	$552,603
Liabilities and stockholders' equity
Liabilities	31,611	30,346
Stockholders' equity	448,077	522,257
Total liabilities and stockholders' equity	$479,688	$552,603

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Edgewise Contacts
Investors:
Behrad Derakhshan, Ph.D., Chief Operating Officer
ir@edgewisetx.com

Media:
Maureen Franco, Vice President, Corporate Communications
media@edgewisetx.com